UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

United Mortgage Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 220 Texas
Grapevine, 76051

(Address of principal executive offices)
(Zip Code)

(214) 237-9305

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 18, 2016, law enforcement authorities executed a search warrant at the corporate office of United Mortgage Trust (the “Trust”) in Grapevine, Texas. The search warrant was issued by a Magistrate Judge of the United States District Court for the Northern District of Texas. In addition, law enforcement officers served certain executive officers and employees of the Trust’s advisor and affiliates with grand jury subpoenas seeking the production of documents related to the operation of the Trust and its affiliates. The Trust does not believe that it or its officers, trustees or employees have violated any laws or regulations, and it intends to cooperate fully with the government’s investigation. The Trust cannot, however, predict what additional action, if any, government authorities might take in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated: February 22, 2016	By:	/s/ Stuart Ducote
Stuart Ducote
President and Chief Financial Officer